Exhibit 10.17

FLEX SPACE OFFICE LEASE

THIS LEASE, made this 10th day of July, 2001, by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter “Landlord”); and PANACOS PHARMACEUTICALS, INC., a Delaware corporation (hereinafter “Tenant”).

WITNESSETH:

1. Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, approximately 10,227 gross rentable square feet of space (the “Gross Area”) located at 209 Perry Parkway, Gaithersburg, Maryland, the (“Building”), situated on Avenel Business Park, Phase II (the “Property”) all upon the terms and conditions hereafter set forth. That portion of the Gross Area which Tenant shall be entitled to occupy is hereinafter referred to as the “Premises” or “Demised Premises”, and is outlined in red on the floor plan attached hereto as Exhibit A and by this reference made a part hereof. Landlord hereby agrees that the built-in equipment located in the Premises as of the date hereof including all fume hoods, the autoclave, cabinetry and casework, plumbing, sinks, clean rooms, cold room/freezer (located on the east side of the Premises) and existing and supplemental HVAC systems shall convey with the Premises in their current condition. It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of gross rentable square feet set forth above shall control. Landlord hereby acknowledges that the measurement of the Gross Area set forth above was determined by Landlord’s architect in accordance with current BOMA standards and Landlord shall provide Tenant with the architect’s certification of such measurement within ten (10) days from the date hereof.

2. Term. The term of this Lease shall commence on the date hereof (the “Lease Date”) and shall end one hundred twenty (120) months after the “Rent Commencement Date”, as hereinafter defined. The “Rent Commencement Date” shall be the 9th day of December, 2002, or the date Tenant actually commences occupancy of the Premises, whichever is earlier. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. The parties agree that they shall execute an agreement specifying the Rent Commencement Date and the date of termination of this Lease and such other matters as Landlord may require (the “Commencement and Estoppel Agreement” attached hereto as Exhibit D). Tenant agrees, to execute and deliver to Landlord said agreement within ten (10) business days’ after receipt of written notice from Landlord. If Tenant fails to execute and return any such agreement to Landlord within such ten (10) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of annual Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord.

3. Rent. Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Premises the sum of Two Hundred Thirty Thousand Seventeen and 50/100 Dollars ($230,017.50/$22.49/sq.ft.) per annum, payable in equal monthly installments of Nineteen Thousand One Hundred Seventy Five and 63/100 Dollars ($19,168.13) each (the “Base Rent”). All such monthly installments of rent shall be payable to Landlord at the address specified in Article 33 of this Lease, in advance, without previous notice or demand therefor, and without deduction, setoff or recoupment, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

4. Rent Escalation.

(a) Commencing on the first day of the second Lease Year (as hereinafter defined) and on the first day of every Lease Year thereafter during the term hereof, the annual rent (without deduction for rent abatement, if any) shall be increased by three percent (3.0%) of the amount of the annual rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant as additional monthly rent.

(b) For all purposes of this Lease, the term “Lease Year” shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

5. Annual Operating Costs.

(a) Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of Annual Operating Costs (as hereinafter defined).

(b) Tenant shall initially pay to Landlord on the Rent Commencement Date and on the first day of each calendar month thereafter, as its estimated payment of the Annual Operating Costs, the sum of $42,135.24, calculated at the rate of $4.12 per square foot, in equal monthly installments of $3,511.27 each. If the Rent Commencement Date is a date other than the first day of the month, Tenant’s Pro-Rata share shall be pro-rated in the same manner as Base Rent under Article 3 hereof. Within one hundred eighty (180) days following each September 30th during the term hereof, Landlord shall submit to

Tenant a statement (the “Annual Statement”) in reasonable detail of the actual Annual Operating Costs for the twelve month period ending September 30th of each year (“Fiscal Year”). If such Annual Statement shows that Tenant’s share of the actual Annual Operating Costs exceeded Tenant’s monthly payments, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after Tenant’s receipt of the Annual Statement. Thereafter, upon receipt of such succeeding Annual statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. The Landlord’s budget estimate for Annual Operating Costs, as adjusted pursuant to this Article, shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period. Thereafter, upon receipt of such succeeding Annual statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. The Landlord’s budget estimate for Annual Operating Costs, as adjusted pursuant to this Article, shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period. Notwithstanding the foregoing, in no event shall Tenant’s Pro-Rata Share of Annual Operating Costs, excluding the Excluded Items (as defined below) for the second Lease Year of the Term or for any succeeding Lease Year increase by more than seven percent (7.0%) over the Annual Operating Costs for the immediately preceding Lease Year; provided, however, that if the Annual Operating Costs increase for any Lease Year exceeds seven percent (7.0%), then the amount of the Annual Operating Cost increase in excess of seven percent (7.0%) may be added to the Annual Operating Cost increase for any succeeding Lease Year (or Lease Years) when the Annual Operating Cost increase is less than seven percent (7.0%), so that, to the fullest extent possible (subject to the maximum increase of seven percent (7.0%) per Lease Year in Annual Operating Costs provided for herein), Annual Operating Costs increases shall reflect all increases in the Annual Operating Costs occurring after the Lease Date; provided, however, that Tenant’s Pro-Rata Share of Real Estate Taxes, snow removal costs, utility rate increases, or insurance rate increases or any other cost Landlord can reasonably demonstrate to be increased beyond Landlord’s reasonable control (the “Excluded Items”) shall not be subject to the above limitations on increases in Annual Operating Costs, and Tenant shall be obligated to pay its full Pro-Rata Share of the Excluded Items.

Tenant’s share of Annual Operating Costs for each full or partial Fiscal Year during the term hereof shall be computed by Landlord by multiplying the amount of Annual Operating Costs by a fraction obtained by dividing the total number of gross rentable square feet of space contained in the Premises by the total leasable area contained within the Property from time to time.

(c) All monthly payments as may be required hereunder shall be payable in full on the first day of each of the calendar month. Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Article, and the obligations hereunder shall survive the expiration or other termination of this Lease.

(d) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the amount due for that Fiscal Year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.

(e) Annual Operating Costs as used herein shall mean all costs of operation, maintenance and repair of the Building and the Property, (except structural repairs), and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including service roads and parking areas) and the Common Facilities, including but not limited to, water and sewer charges; heating, ventilating and air conditioning maintenance and repairs; refuse and rubbish disposal; snow removal; license, permits and inspection fees; maintenance and service contracts; management fees; all landscaping costs (including upgrades and replacements thereto); parking lot lighting; watchman, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto; reserve for asphalt and roof repairs; Landlord’s administrative costs equal to fifteen percent (15%) of the Annual Operating Costs (excluding Real Estate Taxes); and insurance. It is understood and agreed that management fees may be charged by Landlord or any other person or entity on the basis of a specified percentage of the gross receipts derived from the Building or on any other basis, provided that, in the case of management fees charged by Landlord, such fees shall not exceed five percent (5%) of gross receipts derived from the Property. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from the exercise of any or all of the rights of Landlord in this Article.

(f) Common Facilities means all areas provided by Landlord, from time to time, for the common or joint use and benefit of the occupants of the Building and their employees, agents, servants, customers and other invitees, including, without limitation, management offices, parking areas, parking decks, access roads, driveways, retaining walls, landscaped areas, truck serviceways, sidewalks, parcel pickup stations and, to the extent Landlord elects to service, repair, maintain and/or replace HVAC Equipment, all such HVAC Equipment for which Landlord has, or has assumed, responsibility.

(g) The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, buildings and improvements comprising the Property, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvement and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term “Real Estate Taxes”. Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term “Real Estate Taxes”. In the event Landlord is required to pay Real Estate Taxes in advance, Tenant agrees that Landlord shall immediately be entitled to reimbursement therefor. Reasonable expenses (consisting of attorneys’ fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund and Landlord’s obligation to pay to Tenant its appropriate portion of such tax refund, as such tax refund applies to the term of this Lease, shall survive the termination of this Lease. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

(h) Notwithstanding the foregoing to the contrary, Operating Costs shall not include:

(i)	expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);

(ii)	interest or amortization payments on any mortgages or deeds of trust;

(iii)	net basic rents under ground leases;

(iv)	costs specifically billed to and paid by specific tenants and not to tenants generally;

(v)	legal fees and other expenses incurred by Landlord or agents in connection with the negotiations of leases;

(vi)	allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in the initial build-out of the Building;

(vii)	costs incurred due to violations by Landlord of the terms and conditions of any lease;

(viii)	costs incurred for any item to the extent of Landlord’s recovery under a manufacturer’s, materialmen’s, vendor’s or contractor’s warranty, if any;

(ix)	costs of acquisition of sculpture, paintings or other objects of art;

(x)	costs of repairs incurred by reason of condemnation to the extent Landlord receives compensation therefor through condemnation or similar awards;

(xi)	costs relating to maintaining Landlord’s existence, either as a corporation, partnership, trust or other entity;

(xii)	any penalties or interest expenses incurred because of Landlord’s failure to timely pay Real Estate Taxes;

(xiii)	costs of any repairs or improvements to the Building resulting from a fire or other casualty, to the extent such repairs are covered and reimbursed by the insurance which Landlord maintains hereunder;

(xiv)	except as it pertains to directly to the operation, repair, maintenance and management of this Building, Landlord’s general overhead expenses;

(xv)	costs arising from the removal of hazardous materials in, about or below the Building or the Property due to governmental regulations enacted prior to the date hereof.

6. Additional Rent.

(a) Tenant shall (i) pay all charges for water, sewer, and electricity used by Tenant during the term of this Lease and metering therefor; (ii) pay all telephone charges; and (iii) be responsible for the prompt and sanitary storage of Tenant’s refuse and rubbish in the Premises.

(b) Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rent payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent. Tenant’s failure to object to any statement, invoice or billing rendered by the Landlord within a period of sixty (60) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto, and such statement, invoice or billing shall thereafter be deemed to be correct and shall be an account stated between Landlord and Tenant. If Tenant requests that Landlord prepare, review, or execute any document, consent or waiver in connection with this Lease or otherwise, Tenant shall be obligated to pay to Landlord, as Additional Rent a fee, in the amount set forth on a fee schedule adopted by Landlord in its reasonable determination from time to time, to compensate Landlord for the reasonable cost of reviewing and processing any such request, and Landlord shall not be obligated to process any such request of Tenant until Tenant has paid Landlord the applicable processing fee. Landlord will supply Tenant with a copy of Landlord’s then current processing fee schedule upon Tenant’s request. Nothing herein shall be deemed to require that Landlord consent to, execute or approve any document, consent or waiver submitted to Landlord by Tenant notwithstanding Tenant’s payment of the applicable processing fee.

(c) Payment by Tenant of a lesser amount than shall be due shall be deemed to be payment on account, and shall not constitute an accord and satisfaction with respect to the underlying obligation. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant. In addition to all liens upon and rights of setoff or recoupment against any money or property of Tenant by law, Landlord shall have, to the extent permitted by law, a contractual security interest in and a right of setoff against all deposits, moneys or other property of Tenant now or hereafter in the possession of or on deposit with

Landlord. Each such security interest or right of setoff may be exercised without demand upon or notice to Tenant. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Landlord or by any neglect to exercise such right of setoff or to enforce such setoff and/or security interest or by any delay in so doing. Every right of setoff and/or security interest shall continue in full force and effect until such right of setoff and/or security interest is expressly waived or released by an instrument in writing executed by Landlord.

7. Laws and Ordinances.

(a) Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Premises are located (“Legal Requirements”), whether required of Landlord or otherwise, in the conduct of Tenant’s business, including, without limitation, all local, state and federal laws and regulations respecting the storage, handling and use of any hazardous waste, infectious waste or other hazardous materials, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant’s particular business or use of the Premises. Tenant in connection with its obligations hereunder, shall have the right to contest any Legal Requirements, provided that such contest shall not have any adverse effect on Landlord or expose Landlord to any financial loss, fine or penalty, and Tenant shall indemnify and hold Landlord harmless from and against all claims, losses, damages, and costs (including reasonable attorney fees) resulting from such acts of Tenant. Any such contest shall be conducted in accordance with such Legal Requirements. The foregoing shall permit Tenant to defer action required to comply with Legal Requirements during the pendency of its contest, provided applicable law permits such deferral.

(b) Landlord shall comply with all laws and regulations with regard to: (i) requirements imposed with respect to Landlord’s Work in the Premises, as evidenced by the issuance of a Certificate of Occupancy (if any); and (ii) the Common Facilities and structural portions of the Building which Landlord is required to repair pursuant to the terms of this Lease. In addition, from and after the Rent Commencement Date, Landlord shall cause the Common Facilities to conform to all applicable legal and insurance requirements, including the Americans with Disabilities Act (“ADA”), and the Board of Insurance Underwriters.

8. Furniture; Fixtures; Electrical Equipment.

(a) Tenant shall not place a load upon the floor of the Premises exceeding one hundred twenty-five (125) pounds per square foot without Landlord’s prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Except as specified in Article 51 herein, Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant’s equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant’s sole cost.

(b) Tenant shall not install any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, pay all charges for electricity used by the Tenant during the term of this Lease, including that used for interior lighting and the operation of the heating and air conditioning system in the Premises. All equipment and fixtures hereafter installed and paid for by Tenant in the Premises shall be new and, subject to the provisions of Section 16(d) herein, shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the term of this Lease provided that (i) Tenant shall not at such a time be in default under this Lease, and (ii) in the event of the removal of any or all of such equipment and fixtures Tenant shall promptly restore the damage done to the Premises by the installation and/or removal thereof. Should Tenant fail to so remove Tenant’s trade fixtures and/or to so restore the Premises, Landlord may do so, collecting, at Landlord’s option, the cost and expenses thereof, as Additional Rent, upon demand. Any such equipment and fixtures which are not removed and those which by the terms of this Lease are not removable by Tenant at or prior to any termination of this Lease including, but not limited to, a termination by Landlord pursuant to this Lease, shall, unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such equipment and fixtures). If Landlord gives Tenant such notice to remove any or all of such equipment and fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice. Notwithstanding anything herein contained to the contrary or any decision of any court to the contrary, the terms “equipment” and “fixtures” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto, or any items either installed by or paid for by Landlord.

9. Alterations.

(a) Tenant shall make no alterations or changes, structural or otherwise, to any part of the Premises, either exterior or interior, without Landlord’s written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state, which pertain to such work. Except to the extent expressly provided to the contrary in this Lease, any additions, improvements, alterations and/or installations made by Tenant to the Premises (except only movable office furniture, fixtures and trade fixtures; provided, however that such fixtures or trade fixtures purchased by Tenant with Landlord’s Contribution funds shall be excluded from this exception and shall become Landlord’s property upon termination of

Tenant’s occupancy of the Premises) shall become and remain a part of the Premises and shall, at Landlord’s option, become Landlord’s property upon the termination of Tenant’s occupancy of said Premises; provided, however, that if Landlord gives written notice to Tenant at the time of Landlord’s approval of Tenant’s additions, improvements, alterations and/or installations to such effect, it may require Tenant to restore said Premises, at Tenant’s sole cost and expense, to the condition in which the Premises are required to be on the later of (i) the Rent Commencement Date, or (ii) the date Tenant opens for business, or (iii) the completion of all work of Landlord and Tenant contemplated to be performed in the Premises pursuant to the provisions of this Lease. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion provided, however, that Landlord shall not materially, adversely affect Tenant’s use of the Premises. Landlord’s approval of Tenant’s plans and specifications under this Article 9 or any other provisions of this Lease is solely for the purpose of ascertaining whether Tenant’s proposed alterations will have an adverse impact on the structural components or Common Facilities of the Building and to insure the aesthetic and architectural harmony of the Tenant’s proposed alterations with the remainder of the Building. No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises or the Building, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord’s approval of Tenant’s plans. Notwithstanding the foregoing, during the initial term of this Lease, Tenant shall be permitted, at its sole cost and expense, to install a concrete sidewalk leading directly from the parking area located in front of the Premises to the front exterior door of the Premises. Such construction shall be subject to Landlord’s prior approval (which approval shall not be unreasonably withheld or delayed) and Tenant shall be responsible for obtaining all required permits and licenses for said sidewalk construction. Notwithstanding the foregoing, Tenant shall be permitted to perform work which (x) does not require a building permit or other permit from applicable governmental authorities, and (y) involves only cosmetic, non-structural changes to the Premises without Landlord’s consent, but Tenant shall provide Landlord with plans showing all such work within five (5) days after Landlord’s request. Tenant shall not in any event be permitted to perform any work or alterations without Landlord’s prior written consent if such work or alteration will affect the Building’s or the Premises’ (i) electrical system or other utility systems, (ii) mechanical system, or (iii) structural components, or which will otherwise affect or interfere with any other tenant’s premises or operations or the use of the Common Areas of the Project. Request for such consent for work which requires Landlord’s consent shall be accompanied by plans stating in detail precisely what is to be done and Landlord will, upon the request of Tenant made at the time plans are submitted, advise Tenant if Landlord will require that any improvements or alterations be removed by Tenant at the expiration or earlier termination of this Lease.

(b) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANICS’ OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. WHENEVER AND AS OFTEN AS ANY LIEN ARISING OUT OF OR IN CONNECTION WITH ANY WORK PERFORMED, MATERIALS FURNISHED OR OBLIGATIONS INCURRED BY OR ON BEHALF OF TENANT SHALL HAVE BEEN FILED AGAINST THE PREMISES OR THE BUILDING, OR IF ANY CONDITIONAL BILL OF SALE SHALL HAVE BEEN FILED FOR OR AFFECTING ANY MATERIALS, MACHINERY OR FIXTURES USED IN THE CONSTRUCTION, REPAIR OR OPERATION THEREOF, OR ANNEXED THERETO BY TENANT, TENANT SHALL FORTHWITH TAKE SUCH ACTION BY BONDING, DEPOSIT OR PAYMENT AS WILL REMOVE OR SATISFY THE LIEN OR CONDITIONAL BILL OF SALE WITHIN TEN (10) DAYS OF LANDLORD’S WRITTEN REQUEST THEREFOR.

10. Damage. If the Premises are damaged by fire or other cause covered by Landlord’s policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, all damage to the structural portions of the building required to be maintained by Landlord pursuant to this Lease shall be repaired by and at the expense of Landlord and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant. However, if such damage was caused by the gross negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for delay on account of “labor troubles” or any other cause beyond Landlord’s control. If, however, the Premises are rendered wholly untenantable by fire or other cause, or Landlord shall decide not to rebuild the same, Landlord may, at its option, cancel and terminate this Lease by giving Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and terminate upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord, but in none of the certain contingencies in this Article mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated. Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant’s personal property. If Landlord does not elect to terminate this Lease as provided above, Landlord shall proceed in a commercially reasonable manner to repair the portions of the Premises which Landlord is required to restore in accordance with this Article 10 and, upon the completion of such repairs, Tenant shall use diligent and commercially reasonable efforts to repair the portions of the Premises which are the responsibility of Tenant to insure under this Lease. If Landlord’s restoration of the Premises is not substantially completed within one hundred eighty (180) days after the date the damage occurs, Tenant may as its sole and exclusive remedy, terminate the Lease on the date falling thirty (30) days after the date of Tenant’s notice; provided, however, that Landlord may nullify Tenant’s termination if Landlord substantially completes such restoration work within such thirty (30) day period.

11. Condemnation. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken. If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days’ written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

12. Use of Premises. The Premises shall be used and occupied by Tenant solely for the purpose of general office and wet laboratory (including wash sinks, cabinetry, and casework) uses, receiving, storing, light assembly and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for no other purpose whatsoever. The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body (subject to Tenant’s right to contest any Legal Requirements as set forth in Article 7 herein), or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; (iv) emit odors or noise: or (v) alter the classification or increase the rate of insurance on the property. Tenant shall open for business in the Premises on or before the Rent Commencement Date, and shall thereafter continuously, actively and diligently operate its said business on the whole of the Premises. Tenant acknowledges and agrees that actual damages to Landlord resulting from a failure of Tenant to operate in the Premises in accordance with the provisions this Article 12 (including, without limitation, damages resulting from adverse effects on Landlord’s ability to insure the Building at customary rates and Landlord’s ability to finance the Building), will be difficult to ascertain, and therefore, at Landlord’s option, in addition to all other rights and remedies available to Landlord for breach of this Lease, Tenant shall pay to Landlord for the failure of Tenant to observe and perform the covenants of this Article 12 (in addition to Base Rent and other amounts otherwise payable by Tenant) liquidated damages in an amount equal to an additional one hundred percent (100%) of the Base Rent otherwise payable hereunder for each month or any portion thereof during which such breach occurs, since the parties hereto agree that it is difficult, if not impossible, to ascertain precisely the damage caused to Landlord by a breach of the obligations contained in this Article 12, and that this provision for liquidated damages represents a fair and reasonable provision by the parties.

13. Repairs by Tenant. Tenant shall be responsible for repairing, maintaining and cleaning the Premises and the fixtures therein, keeping same in good order and condition during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture, trade fixtures, and business equipment) in safe, clean, sanitary, and non-hazardous condition, and otherwise in good order and condition, as the same were required to be in on the date Tenant occupied the Premises for the conduct of Tenant’s business, ordinary wear and tear excepted.

14. Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the interior of the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by the gross negligence of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of water or sewer, or from electricity, or from any other cause whatsoever unless due to the gross negligence or willful misconduct of Landlord. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair. If the failure to so report is due to the gross negligence of Tenant, then Tenant shall be liable to Landlord for any expense, damage or liability resulting from such defects. Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building. Landlord hereby reserves the exclusive right at any time and from time to time to install, use, repair, inspect and replace pipes, ducts conduits and wires leading through or located adjacent to the Premises and serving other parts of the Building in locations which do not materially interfere with Tenant’s use thereof. Landlord’s right hereunder may be exercised by Landlord’s designees. Tenant acknowledges and agrees that, from time to time, it will be necessary for Landlord to temporarily interrupt the electrical or other utility service to the Premises in order to perform maintenance and repair service on the utility systems serving the Property, or in connection with supplying such utility service to new or existing tenants of the Property. Landlord will give Tenant reasonable advance notice of any such interruptions in service (except any interruptions due to emergencies) and will use commercially reasonable efforts to minimize the interruption of Tenant’s business as a result of such interruptions. If electric service or other utilities serving the Premises are interrupted (i) as a result of Landlord’s negligence for a period in excess of three (3) consecutive business days, or (ii) for any reason not caused by the negligence of Landlord for a period in excess of seven (7) consecutive business days, then Base Rent shall be equitably abated after the expiration of each interruption period as set forth in subparagraphs (i) and (ii) above to the extent Tenant is not able to reasonably conduct its normal business in the Premises; provided, however, that to the extent Tenant has business interruption insurance, Tenant warrants that it will make a claim thereunder and any insurance recovery shall be paid to Landlord by Tenant in satisfaction of Base Rent theretofore abated.”

15. Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

16. Landlord’s Remedies Upon Default. Tenant shall be in default under this Lease if Tenant (i) fails to pay any installment of Base Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within five (5) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed, on a per annum basis, 5% over the prime rate as listed in The Wall Street Journal at the time of such default from the date due until paid); or (ii) defaults in the performance of any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant’s monetary obligations hereunder) or any of the Rules and

Regulations now or hereafter established by Landlord to govern the operation of this Building and fails to cure such default within thirty (30) days after written notice thereof from Landlord provided, however, that solely with respect to non-monetary defaults, which cannot with due diligence and commercially reasonable efforts, be cured within such thirty (30) day period, if within such thirty (30) day period, Tenant commences and thereafter diligently pursues the cure of any such non-monetary default, Tenant shall be granted an additional reasonable period of time to effectuate a cure; or (iii) abandons the Premises or fails to keep the Premises continuously and uninterruptedly open for business; or (iv) files a voluntary petition in bankruptcy, or any similar petition seeking relief under any present or future federal, or other bankruptcy or insolvency statue or law; or if a proceeding under any present or future federal, state or other bankruptcy or insolvency statute or law shall be filed against Tenant or any asset of Tenant, and such proceeding shall not have been dismissed or vacated within sixty (60) days of the date of such filing; or (v) makes an assignment for the benefit of its creditors. Upon the occurrence of any of the above events, Landlord, at its option, may pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenants’ effects therefrom, and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary (provided Landlord does not breach the peace), without being guilty of trespass, forcible entry, detainer or other tort.

(b) Landlord may, without terminating this Lease, and without breaching the peace, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord’s judgement, may be necessary to relet the Premises, and relet the Premises or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, the rent received by Landlord in respect of such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of such alterations and repair; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

(c) In the event Landlord shall re-enter the Premises and/or terminate this Lease in accordance with the provisions of this Article 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant’s default hereunder, including without limitation, the cost of recovering the Premises and reasonable attorney fees. Tenant agrees that actual damages to Landlord resulting from Landlord’s exercise of the remedies set forth in paragraphs (a) or (b) above, will be difficult to ascertain, and therefore, after a default of Tenant hereunder, Tenant shall also pay to Landlord “Liquidated Damages” for the failure of Tenant to observe and perform the covenants of this Lease, which at the election of Landlord, shall be either: (A) (x) the sum of (i) the minimum monthly rent, plus (ii) the Additional Rent payable hereunder for the month immediately preceding such failure to operate, re-entry or termination, less (z) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, all of which sums shall become due and payable by Tenant to Landlord upon the first day of each calendar month during the otherwise unexpired portion of the term hereof; or (B) the whole of said Liquidated Damages calculated under clause (A) multiplied by the number of months then remaining in the lease term, discounted to present value at a rate of six percent (6%) per annum as of the date of termination or re-entry by Landlord; provided, however, that in the event Landlord shall relet the Premises and the rent received by Landlord in respect of such reletting together with the discounted Liquidated Damages paid by Tenant, less the costs and expenses incurred by Landlord in such reletting, shall exceed the rent reserved hereunder for that period which would otherwise have constituted the remainder of the term hereof, then Landlord shall, upon the expiration of the period which would have constituted the term of this Lease, refund to Tenant the lesser of the amount of such excess or the discounted Liquidated Damages theretofore paid by Tenant.

(d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for five (5) or more days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days’ written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent. In addition to all other remedies provided for in this Article 16, in order to secure Tenant’s obligations under this Lease, Landlord shall have a security interest in all tangible personal property of Tenant on or about the Premises to the extent of all monies owed by Tenant to Landlord, including but not limited to, inventory, furniture, trade fixtures, equipment, etc., and all such property shall, at Landlord’s option, become the property of Landlord in the event Tenant fails to cure a default under this Lease within any period for notice and cure provided for herein. Tenant agrees, upon the request of Landlord, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including but not limited to, a U.C.C.-1 financing statement and a security agreement and to pay all costs, taxes or fees incurred in recording or filing any such documents. Landlord will, upon receipt of written request from Tenant, execute an agreement, on Landlord’s form, subordinating any Landlord liens it may have on Tenant’s inventory, trade fixtures and other personal property as a result of this Lease to a lien on such personal property held by any bona fide, third party lender; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, the term “trade fixtures” shall not include any air conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto.

(e) Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a “late charge” in an amount equal to the greater of (i) 5% of any delinquent payment, or (ii) $250.00, when any installment of Base Rent (or any other amount as may be considered Additional Rental under this Lease) is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

(f) Tenant hereby appoints as its agent to receive service of all dispossessory or other proceedings and notices thereunder and under this Lease the person apparently in charge of the Premises at the time, and if no person then appears to be in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that, in such later event, a copy of any such proceedings or notice shall also be mailed to Tenant in the manner set forth in Article 33 hereof.

(g) Tenant shall be considered in “Habitual Default” of this Lease upon (i) Tenant’s failure, on two (2) or more occasions during any Lease Year, to pay, when due, any installment of Base Rent, Additional Rent, or any other sum required by the terms of this Lease, or (ii) Tenant’s violation of, or failure to comply with, on two (2) or more occasions, any term covenant or condition of this Lease after written notice of such violation or failure to comply has been given by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, Tenant shall immediately be deemed to have released any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease (including, without limitation, rights of renewal, rights to terminate, or rights of first refusal), and Landlord may, in addition to its other remedies under this Lease, by notice to Tenant, increase the security deposit required hereunder to an amount equal to six (6) months Base Rent (or, at Landlord’s option, a lesser period) such amount to be due and payable within ten (10) days after the date of such notice.

(h) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies therein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease. Tenant hereby waives any right to assert or maintain any non-compulsory counterclaims against Landlord in any action brought by Landlord to obtain possession of the Premises. No act of Landlord (including, without limitation, acts of maintenance, efforts to relet the Premises, or any other actions taken by Landlord or its agents to protect Landlord’s interests under this Lease) other than a written notice of termination, shall terminate this Lease. The acceptance of keys to the Premises by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf shall not be deemed or constitute to effect a termination of this Lease unless such early termination is evidenced by a written instrument signed by Landlord.

(i) Mitigation of Damages. Each of Landlord and Tenant shall use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease. Landlord’s obligation to mitigate damages after a default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant.

(2) Landlord shall not be obligated to offer the Premises to a prospective tenant when other premises in the Building suitable for the prospective tenant’s use are (or soon will be) available.

(3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar office uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions which are unacceptable to Landlord under Landlord’s then current leasing policies for a comparable space in the Building.

(4) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would (i) disrupt the tenant mix or balance of the Building, (ii) violate any restriction, covenant or requirement contained in the lease of another tenant of the Building, (iii) adversely affect the reputation of the Building or (iv) be incompatible with the operation of the Building as a first class Office Building.

(5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner.

(6) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless (i) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease), or (ii) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease.

Upon compliance with the above criteria respecting the releasing of the Premises after a default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by

Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Article 16.

Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees or other third parties which may be caused by any such default of Landlord.

17. Insurance.

(a) Tenant agrees to indemnify and save Landlord and Landlord’s Managing Agent harmless from any and all liabilities, damages, causes of action, suits, claims, judgements, costs and expenses of any kind (including attorneys fees): (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant’s agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Landlord’s Managing Agent and Tenant herein, public liability and property damage insurance with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence; with not less than a Two Million Dollar ($2,000,000.00) aggregate per location. If any act or omission of Tenant in violation of the provisions of this Lease alters the classification or increase the rate of insurance on the Building or the Property then Landlord’s costs and expenses incurred with respect to curing any such default of Tenant, and any costs and expenses incurred by Landlord (including, without limitation, attorney fees) as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, upon demand, be paid for by Tenant as Additional Rent.

(b) Tenant shall be and remain liable for the maintenance, repair and replacement of all plate glass in the Premises with glass of like kind and quality. If requested by Landlord, Tenant shall keep the same insured under a policy of plate glass insurance.

(c) Tenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering the Premises and any permanent alterations to the Premises made by Tenant or Landlord in accordance with this Lease (excluding only structural improvements and components required to be insured and maintained by Landlord) including, without limitation, decorative finishes, equipment, lighting or fixtures unique to Tenant’s use of the Premises and any trade fixtures or other fixtures or property (including improvements which may not be removed by Tenant under the terms of this Lease), and all of Tenant’s fixtures, equipment and inventory installed and/or located in the Premises, in an amount of not less than the full replacement cost of said items, with the classification “Fire and Extended Coverage” together with insurance against vandalism, malicious mischief, and sprinkler leakage or other sprinkler damage, boiler and pressure vessel insurance, and any proceeds of such insurance so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

(d) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall: (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies qualified to do business in the state in which the Premises is located and reasonably satisfactory to Landlord; (ii) be endorsed to name Landlord, Landlord’s Managing Agent, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant as Additional Insureds; (iii) be written as primary policy coverage and not contributing either to or in excess of any coverage which Landlord may carry; (iv) provide for 30 days’ prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults or material changes thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s Managing Agent. Such insurance policies shall be obtained from an approved insurance company and Tenant shall deliver a copy of said policy or an original Certificate of Insurance to Landlord, before Tenant takes occupancy of the Premises, showing the same to be in full force and effect. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

(e) In addition to the indemnity and insurance provision stipulated in this Article 17, the Tenant shall also obtain and at all times during the term of this Lease maintain the following additional insurance of the type marked below with an “X”:

                     Gradual Pollution and/or Contamination Liability

                     Umbrella Liability in limits of not less than Two Million Dollars ($2,000,000.00)

(f) (1) To the extent permitted by law, each of Landlord and Tenant hereby releases the other, to the extent of all insurance carried (or required to be carried) by each party under the terms of this Lease, from liability for any loss or damage caused by fire or other of the extended casualties insured against; provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasing party’s insurance policy contain a clause or clauses which provides that: (i) the insurance company waives subrogation or consents to a waiver of right of recovery, and (ii) such waiver of subrogation or consent to a waiver of a right of recovery does not adversely affect or prejudice said policy or the releasing party’s right of full recovery thereunder. Landlord’s release of Tenant under this subparagraph 17(f) is expressly conditioned upon Tenant’s full cooperation with Landlord’s insurance carrier in inspections of the Premises and Tenant’s compliance with all requirements imposed by Landlord’s insurance carrier with respect to any activities in or use of the Premises which increases the risk of loss to the Building, Property or the Premises.

(2) If a party advises the other party that a clause of the type described in paragraph (1) above is (i) not obtainable, or (ii) only obtainable at additional cost, then such party shall not be obligated to obtain a waiver; provided, however, that with respect to an inability to obtain a waiver due to the imposition of additional cost, the party shall promptly notify the other party of the amount of such additional cost and, if the party desiring that the other party obtain a waiver agrees in writing to pay the additional cost of obtaining the waiver, then, upon receipt of such payment, that party shall obtain a waiver of subrogation for the benefit of the other party, as described in paragraph (1) above To the extent that Tenant is permitted to self insure as to its personal property located in the Premises, Tenant will nevertheless be deemed to be insured for such personal property for the purposes of this subparagraph 17(f).

18. Property at Tenant’s Risk. It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water or sewer pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever unless due to the gross negligence or willful misconduct of Landlord.

19. Assignment; Subletting.

(a) Neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed, if Tenant complies with the requirements of this Article 19 and the requirements and conditions set forth in other provisions of the Lease. Any such subletting or assignment shall be referred to as a “Transfer”, and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee”.

(b) The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer: (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934), and if shares of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding), so as to result in or make possible a change in the present control of such corporation; (ii) if Tenant or any guarantor of this Lease is a partnership, any change in control or ownership of such partnership; (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in ownership of Tenant, any guarantor of this Lease or the business operated by Tenant; or (v) any subletting or assignment which occurs by operation of law, merger, consolidation, or reorganization or any change of Tenant’s corporate or proprietary structure. In no event may Tenant assign this Lease, or sublease the Leased Premises, if Tenant is in default under this Lease.

(c) In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the Transfer Notice”) thereof. To be effective, the Transfer Notice shall be accompanied by Tenant’s check, payable to the order of Landlord, or Landlord’s Agent, in an amount equal to $500.00 to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision. Tenant specifically agrees to apprise Landlord of any adverse or negative information in its possession concerning the proposed Transfer and the proposed Transferee. The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all “Transfer Consideration” (as defined below) or payable in connection with the proposed Transfer. Within sixty (60) days of the receipt of the Transfer Notice Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to terminate this Lease; (iii) to sublet with the right to further sublet from Tenant for the balance of the term of this Lease (a) all of the Premises, or (b) only so much of the Leased Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder, provided, however, that if Landlord elects to sublease the entire Premises or terminate this Lease, Landlord shall notify Tenant of such election (“Sublease/Termination Notice”) and Tenant shall have the right to withdraw its transfer request within ten (10) days of Tenant’s receipt of Landlord’s Sublease/Termination Notice; or (iv) to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Lease Premises and comply with all of the terms and conditions hereof. In the event that Landlord fails to give Tenant written notice of its election hereunder within the specified sixty (60) day period, Landlord shall be deemed to have denied its consent to the proposed Transfer.

(d) If this Lease is Transferred, the permitted Transferee shall assume by written instrument all of Tenant’s obligations under the Lease and such Transferee, at least twenty (20) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee’s undertaking of Tenant’s obligations under the Lease. All of such documents shall be subject to Landlord’s prior written approval. In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder. In addition to the Rent reserved hereunder, Tenant shall pay to Landlord one-half (1/2) of all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer (less all reasonable costs incurred by Tenant in connection with such Transfer) and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings (collectively, all of the foregoing monies, property and other consideration shall be referred to as the “Transfer Consideration”), but excluding bona fide consideration paid for transfer of Tenant’s

Property. Following a permitted Transfer of this Lease, Landlord shall not be required to send the named Tenant any notice of default by the approved Transferee.

(e) Any Transfer without Landlord’s consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article 19 shall not be deemed to be a consent by Landlord to any such Transfer, an acceptance of the Transferee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant’s Rend obligations. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, subtenant or licensee.

(f) Notwithstanding anything set forth in this Article 19 to the contrary, Landlord will not unreasonably withhold its consent to an assignment of this Lease for the use and occupation of the Premises to (i) Tenant’s parent or subsidiary corporation or to a corporation under common ownership with and controlled by the same persons who control Tenant, or (ii) any party which acquires substantially all of the assets of Tenant or (iii) to a corporation into which Tenant merges or consolidates, or (iv) in connection with an initial public offering of stock in Tenant which results in Tenant being listed on a national securities exchange (as defined in paragraph (b) above), or in connection with another offering of securities by Tenant to generate capital for its business operations, provided, however, that in each such event, (1) such assignee shall possess qualifications for conducting the business at the Premises to the reasonable satisfaction of Landlord; (2) such assignee shall assume in writing all of Tenant’s obligations hereunder; and (3) Tenant continues to remain liable under this Lease for the performance of all of the terms contained herein including but not limited to, the payment of Base Rent, Annual Operating Costs and all Additional Rent due under this Lease. The liability of any Guarantor of this Lease shall not be affected as a result of any assignment permitted under this paragraph 19(f). Notwithstanding any provisions of clause (i) of this paragraph 19(f) to the contrary, no Transfer will be permitted under this paragraph 19(f) without Landlord’s consent if such Transfer would result in a Transfer of this Lease or the ownership interests in any Transferee to an entity not affiliated with Tenant through common ownership and control. It is the intention of the parties that the provisions of clause (i) of this paragraph 19(f) are included herein for the purpose of providing Tenant with flexibility in the manner of operating its business but such provisions are not intended to permit, and do not permit, a Transfer of this Lease to an entity outside the ownership family to which Tenant belongs as a means of defeating the other provisions of this Article 19 which require Landlord’s consent to a Transfer.

20. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which conform to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. During the period of six months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the Premises a sign advertising the space as available “For Rent”. Notwithstanding the foregoing, subject to Landlord’s prior approval and all applicable laws, codes, regulations and ordinances, Tenant shall be permitted to install an exterior mounted sign (the same size and dimensions as the Ventanna Medical Systems, Inc. sign) on the Building above Tenant’s Premises. Landlord hereby agrees to use reasonable efforts to keep Tenant’s exterior sign visible from the Building’s parking areas located directly in front of the Premises.

21. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. Landlord agrees that it will use diligent, commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

22. Parking. Landlord grants Tenant the non-exclusive, unassigned, right to use the parking area or areas designated by the Landlord from time to time and Landlord shall provide to Tenant the non-exclusive use of parking spaces, located within a reasonable walking distance of the Premises, at a ratio of 3.5 parking spaces per one thousand (1,000) square feet of leased space in the Building (the “Parking Ratio”). As Tenant expands the size of its Premises as set forth in this Lease, Tenant’s non-exclusive parking shall be increased in accordance with the Parking Ratio set forth herein; provided, however, that in no event shall Landlord be required to provide Tenant with the non-exclusive use of parking spaces at a ratio in excess of any current codes or regulations which affect the Property. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.

23. Landlord Access. Except in cases of emergency, Landlord shall have the right to enter upon the Premises upon twenty-four [24] hours notice (which notice may be given orally) for purposes of (i) showing the Premises to prospective tenants; (ii) to post the Premises with “For Rent” or other offering signs, as Landlord may deem appropriate; (iii) to exhibit the same to prospective purchasers or mortgagees; and (iv) to inspect the Premises to see that Tenant is complying with all its obligations hereunder, or to make required repairs. Landlord agrees to use commercially reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such times as Landlord may enter upon the Premises for the purposes stated herein.

24. Subordination.

(a) This Lease is subject and subordinate to the lien of any ground leases and to all mortgages, deeds of trust or deeds to secure debt which may now or hereafter affect or encumber the Building or the real property of which the Premises form any part, and to all renewals, modifications, consolidations, replacements or extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within seven (7) business days after receipt, any certificate that Landlord may reasonably so request. No foreclosing lender nor any purchaser at foreclosure shall be liable for and defaults (including defaults of a continuing nature) by any prior landlord, or for the return of any security deposit; Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord’s interest in the Premises, whether by sale, foreclosure or otherwise.

(b) Notwithstanding the foregoing, in the event any ground lessor, mortgagee or the holder of any deed of trust or deed to secure debt shall elect to make the lien of this Lease prior to the lien of its ground lease or mortgage, then, upon such party giving Tenant written notice to such effect at any time prior to the commencement of foreclosure by filing a notice thereof for record among the land records, this Lease shall be deemed to be prior in lien to the lien of such ground lease or mortgage, whether dated prior or subsequent thereto.

(c) Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant’s benefit from the lender holding the mortgage lien on the Property as of the Lease Date (the “Lender”). The non-disturbance agreement shall be on the Lender’s approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender’s review of this Lease including, without limitation, the Lender’s legal fees.

25. Mortgagee Protection. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

26. Construction of Tenant Improvements by Landlord.

(a) Landlord shall make such improvements in and to the Premises as are designated on the Tenant’s layout and specifications labeled Exhibit C attached hereto (or shall be attached hereto when completed and approved by the Landlord and Tenant) and by this reference made a part hereof. Any improvements other than those shown on Exhibit C shall be subject to Landlord’s prior written approval, shall be at the Tenant’s sole expense, and shall be constructed by Landlord. It is agreed that the cost of any such additional improvements, shall be paid by Tenant, as additional rent, within ten (10) days of presentation of a bill therefor. Landlord’s sole obligation with respect to the improvements set forth on Exhibit C is to construct such improvements in accordance with the layout, plans and specifications set forth on Exhibit C. Landlord does not represent or warrant to Tenant that the work described on Exhibit C is sufficient to make the Premises suitable for Tenant’s intended use or that such work will be sufficient to enable Tenant to obtain a certificate of occupancy for the Premises. In the event that leasehold improvements are to be supplied by the Landlord, the Tenant agrees to designate two persons who are authorized to originate and/or approve change orders and additions associated with leasehold improvements to the Premises. These designees are:

The Landlord will not be responsible for any changes from the approved improvement plan, unless the change is requested by the Tenant in writing. Within a reasonable period of time after receipt of a written change order from the Tenant, Landlord will provide Tenant with an estimate of the cost of the change and any time delay that may occur as a result of the change. The Rent Commencement Date as herein defined will not be affected by delays resulting from Tenant requested change orders.

(b) As of the date hereof, Landlord and Tenant acknowledge that the Premises herein are currently a part of certain premises leased by an existing tenant in the Building (the “Existing Tenant Premises”) and, as such, the Premises herein need to be separated from the Existing Tenant Premises for Tenant’s use hereunder. Therefore, Landlord hereby agrees, at its sole cost and expense, to construct a demising wall between the Premises herein and the Existing Tenant Premises and to separate all utilities (including a separate meter), building systems, HVAC, and mechanical systems (“Landlord’s Construction”) so that Tenant’s Premises shall no longer be a part of, and shall operate independently from, the Existing Tenant Premises. Additionally, Landlord shall provide and install three (3) standard 7’ x 3’ paint grade doors to provide access to the lab areas affected by the installation of the demising wall described above and Landlord shall expand the existing restrooms so that they comply with code for the City of Gaithersburg and all applicable county, state and federal codes and regulations. Tenant shall reimburse Landlord, on or before the Rent Commencement Date, the amount not to exceed Four Thousand and 00/100 Dollars ($4,000.00) for the construction of said restrooms.

27. Hold-Over; Surrender of Premises. If Tenant shall not immediately surrender the Premises the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord’s option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month. In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one hundred fifty percent (150%) of the Base Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the term, with said tenancy to commence on the first day after the end of the term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the term of this Lease. If Landlord fails to make an election under clause (a) or (b) within ten (10) days after the expiration or termination of the term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month. If Tenant holds over as a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived; provided, however, that in the event Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under clause (b) of this Article 27, Landlord at its option, may re-enter and take possession of the Premises forthwith, by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the term and Tenant is not then in default under any of the provisions of this Lease, Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article 27. At the expiration of or earlier termination of the term of this Lease, Tenant shall peacefully surrender the Premises to Landlord, in condition required under paragraph 9 (a) of this Lease, ordinary wear and tear excepted to the extent the Premises is not required to be repaired and/or maintained by Tenant. Tenant shall surrender all keys for the Premises to Landlord and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any in the Premises. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify and hold Landlord harmless from and against all claims, loss or liability (direct, indirect, foreseeable or unforeseeable) resulting from the delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding occupant based upon Landlord’s inability to deliver the Premises to any such succeeding occupant. Tenant shall comply with the provisions of Article 9 hereof respecting Tenant’s Property. Tenant’s obligations to observe and perform the covenants set forth in this Article 27 shall survive the expiration or earlier termination of this Lease.

28. Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than seven (7) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent. If Tenant fails to execute and return any such agreement to Landlord within such five (5) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of annual Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.

29. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

30. Delay. In the event Landlord, for any reason beyond Landlord’s reasonable control, is unable to deliver possession of the Premises to Tenant on or before the Rent Commencement Date, at Landlord’s option, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. If Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to Article 3 hereof, and the expiration date of the term of this Lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Tenant shall execute a Commencement and Estoppel Agreement as provided in Article 2, specifying the date on which possession of the Premises was tendered by Landlord. In addition, if for any reason, Landlord is unable to deliver possession of the Premises to Tenant on or before February 1, 2002, then either party may, as its sole and exclusive remedy, elect to terminate this Lease upon not less than ten (10) days written notice to the other party and, upon such termination, this Lease shall be null, void and of no further force or effect, and the parties shall be discharged of any further liability hereunder.

31. Modifications Due to Financing. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.

32. Attorneys. Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease, or that Tenant has freely decided to enter into this Lease without engaging the services of counsel.

33. Notices. All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted overnight commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices sent by mail shall be deemed to be received on the date of actual receipt by the recipient or on the date delivery is refused. Notices sent by a receipted overnight commercial messenger service shall be deemed received on the next business day after depositing with such delivery service. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord:	NOTICES AND CORRESPONDENCE	RENT, PAYMENTS, ETC.
	c/o Windham Management Company	Saul Holdings Limited Partnership
	8401 Connecticut Avenue	P.O. Box 64288
	Chevy Chase, Maryland 20815	Baltimore, Maryland 21264-4288
cc: Legal Department

If to Tenant:	Panacos Pharmaceuticals, Inc.
209 Perry Parkway
Gaithersburg, MD 20877

Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this Article 33.

34. Applicable Law. This Lease shall be construed under the laws of the State in which the Premises is located.

35. No Reservation. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the lease contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.

36. Parties; Assigns and Successors. Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term “Landlord” as used in this Lease, means only the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue or statute or general law, subject to personal liability, the liability of each such member shall be joint and several. Nothing in this Lease shall be deemed to create any right in any person or entity not a party hereto, no such person or entity shall be deemed a third party beneficiary under this Lease, and no such person or entity shall have the right, by virtue of this Lease, to enforce such rights or to enjoin any actual or threatened violation of such rights by the either party to this Lease.

37. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

38. Rent Tax. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any City, State, County or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payments shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

39. Acts of God. Landlord or Tenant shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

40. Landlord’s Liability. Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to: (i) the estate and property of Landlord in the land and buildings comprising the Property of which the Premises forms a part, and (ii) the rents generated by the Property, and (iii) the insurance and condemnation proceeds for the Property, and (iv) the net sale proceeds for the Property, for the satisfaction of Tenant’s remedies, including, without limitation, the collection of any judgement or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any Mortgage covering all or part of the Property, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and, in the event Tenant obtains a judgement against Landlord, the judgement docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

41. Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

42. Modification. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.

43. Waivers. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Premises. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

44. Interpretation. Captions and headings are for convenience and reference only. Whenever in this Lease any printed portion, or any part thereof, has been stricken out, whether or not any replacement provision has been added, this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein. The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference. In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties. Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other, without respect to whose draft of this Lease the wording or phraseology arises. If any of the typewritten portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.

45. Financial Statements. Tenant, upon Lease execution, and thereafter upon written request by Landlord (but only in the event an additional or updated statement is required by Landlord’s lender, potential lender, or Landlord’s purchaser or potential purchaser) will provide Landlord with a copy of its current financial statements consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in tenant’s equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant’s most senior official and its chief financial officer. The financial statements provided must be as of a date not more than 12 months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders.

46. No Recording of Lease. Tenant shall not record this Lease without first obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. If Landlord consents to the recording of this Lease or a memorandum of this Lease, Tenant shall, at Tenant’s sole cost and expense, record a termination of such recorded document among the land records of the jurisdiction in which the Premises is located within thirty (30) days after the expiration or termination of this Lease.

47. Entity Tenants. If Tenant is a corporation, partnership or limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly constituted as such entity and is qualified to do business in the state where the Premises are located; all Tenant’s franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors, partnership agreement or other applicable authority of such entity to execute and deliver this Lease on behalf of the Tenant. Attached hereto and made a part hereof is (a) a certificate of good standing, dated within sixty (60) days prior to the Lease Date, issued by the jurisdiction in which Tenant is organized, and (b) one or more of the following confirming the authorization and due execution of this Lease by Tenant: (i) a certificate of Tenant’s Secretary if Tenant is a corporation; or (ii) a consent of the general partners if Tenant is a partnership, or (iii) a certified copy of the Articles of Organization, operating agreement or other evidence satisfactory to Landlord evidencing the authority of the members of a limited liability company executing this Lease on behalf thereof. If Tenant fails to deliver to Landlord any of the items described in clauses (a) or (b) above on or before the date submits this Lease to Landlord for execution, then Landlord may, at its option, elect (to the extent such documents or information is available from governmental or other sources) obtain any such items which Tenant has failed to deliver, in which event Tenant shall reimburse Landlord for all costs and expenses incurred in obtaining such items plus an additional processing fee of three times the Landlord’s actual cost of obtaining such items to compensate Landlord for the administrative work in performing Tenant’s obligations under this Article.

48. Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Term.

49. Landlord’s Rights. In addition to Landlord’s rights of self-help set forth elsewhere in this Lease or as provided by law or by equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord,

Landlord shall have the right but not the obligation, to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action Landlord deems appropriate to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action which Landlord deems appropriate to perform such obligations. Landlord’s costs and expenses incurred with respect to curing any default of Tenant, and any costs and expenses incurred by Landlord as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, upon demand, be paid for by Tenant as Additional Rent. In performing or causing the performance of any such obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Premises or Tenant’s Property by reason thereof. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease. Tenant shall reimburse Landlord upon demand for any costs or expenses, including attorney fees, incurred by Landlord in connection with the enforcement of Tenant’s obligations hereunder or otherwise incurred by Landlord in connection with any judicial proceedings regarding the rights and obligations of Tenant under this Lease. Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder.

50. Special Stipulations. The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 50 (“Special Stipulations”) are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease. If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided, however, that to the extent the preceding portions of this Lease may be read in a manner which will not conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.

51. Environmental Matters.

(a) Landlord represents that, to the best of Landlord’s knowledge, the Premises and the Building are in compliance with all environmental laws in existence on the Lease Date, and that no hazardous materials are located within the Premises. No hazardous materials shall be stored or used in the Premises except substances customarily used in an office environment, and as required for the operation of Tenant’s business (i.e. copy machine toner, cleaning supplies) and outlined/listed on Exhibit E (“List of Chemicals and Hazardous Materials”) attached hereto, as permitted under this Lease, and any such hazardous materials shall be stored and handled in strict compliance with applicable laws. Landlord shall use diligent efforts to insure that any hazardous materials used by other tenants of the Building shall be stored and handled in strict compliance with applicable laws.

(b) Tenant shall defend, indemnify, and hold Landlord and Landlord’s agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem arising from the presence of any hazardous substances, petroleum product or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in or about the Premises or the Building which are caused by the acts, omissions or negligence of Tenant, its agents, or employees.

52. Landlord Contribution. During Fiscal Year 2002, provided Tenant is not in default under the terms or conditions of this Lease beyond any applicable notice and cure periods, Tenant shall have the option to request in writing from Landlord a monetary contribution to be used by Tenant for improvements to the Premises. In the event Tenant exercises such option, Landlord agrees to contribute an amount (“Landlord’s Contribution”) of One Hundred Fifty-three Thousand and No One-Hundredths Dollars ($153,405.00). The Landlord Contribution will be payable to Tenant within thirty (30) days from the date Tenant delivers to Landlord each of the following:

(a)	executed and notarized lien releases from all contractors, subcontractors and materialmen performing work on the Premises;

(b)	copies of paid invoices for all work performed in the Premises;

(c)	Tenant’s executed commencement and estoppel certificate for the Premises; and

(d)	an amended irrevocable Letter of Credit (as defined in Article 53 below) to be held by Landlord as security for the performance of Tenant’s covenants and obligations under this Lease in an amount equal to the then-current amount of said Letter of Credit plus the amount of Landlord’s Contribution herein (Tenant Improvement Security Deposit”).

Landlord and Tenant hereby agree that Landlord’s Contribution shall be repaid by Tenant by amortizing the amount of Landlord’s Contribution over the remaining initial term of this Lease, in equal monthly installments of principal and interest, with interest accruing thereon at the rate of twelve percent (12%) per annum, which amounts shall be due and payable as Additional Rent on the same dates as installments of Base Rent payable during the initial term of this Lease. If Tenant fails to provide Landlord with a written request for Landlord’s Contribution during Fiscal Year 2002, Tenant’s right to exercise such option shall be deemed null and void and shall have no further force or effect.

Tenant agrees that Landlord’s Contribution shall be used for Tenant improvements in the Premises which shall include, but not be limited to, the installation, construction, repairing, replacing or improvement of: HVAC, plumbing, electrical, partitioning, ceiling, lights, floor covering, sprinklers, doors and hardware (the “Tenant Improvements”). In addition, Tenant shall be permitted to use Landlord’s Contribution to pay for reasonable architectural, engineering and construction management fees incurred by Tenant in connection with the Tenant Improvements. All Tenant Improvements shall be subject to the requirements and conditions of Article 9 herein, and Tenant shall have the right, at its option, to use Tenant’s own architect and to select one general contractor from the bids of three (3) qualified general contractors to perform the Tenant Improvements in the Premises, provided however, that such architect and general contractor shall be subject to Landlord’s approval.

53. Security Deposit. In order to secure the prompt payment of Base Rent and Additional Rent under this Lease (the “Lease Liabilities”) Tenant hereby agrees to provide to Landlord a letter of credit in favor of Landlord as the beneficiary, to be issued by SunTrust Bank in the initial amount of One Hundred Twenty-five Thousand Dollars ($125,000.00), together with all renewals and extensions thereof and substitutions therefor, and all cash proceeds thereof (all of the foregoing are herein collectively referred to as the (“Letter of Credit”) within seventy-two (72) hours after Landlord’s notification to Tenant (which notification may be oral) that Ventana Medical Systems, Inc. has executed a termination agreement for the Existing Lease as set forth in Article 56 herein. Landlord has agreed to accept the Letter of Credit on a delayed basis as set forth above solely on the condition that Tenant has, as of the date hereof, delivered to Landlord a commitment letter from SunTrust Bank stating that SunTrust Bank will, upon demand from Tenant, within seventy-two (72) hours, provide to Tenant a letter of credit for the aforesaid amount and in accordance with the terms of this Lease. If Tenant fails to renew or replace the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment by the issuer thereof, and retain the proceeds of the Letter of Credit as the Security Deposit under this Lease, and, if Landlord retains the proceeds of the Letter of Credit as the Security Deposit, Landlord may commingle the deposit with its own funds. If Tenant defaults in the payment of rent or in the performance or observance of any other obligations to be performed on its part under this Lease, Landlord may present the Letter of Credit for payment by the issuer thereof and apply the proceeds to payment of Base Rent or Additional Rent in default, and/or to the prepayment of the Base Rent for any subsequent period of the term and/or to any amount to which Landlord may be entitled under this Lease; and Tenant shall promptly thereafter restore the Letter of Credit to the original amount above specified. The right of Landlord to apply the Proceeds of the Letter of Credit as above specified shall not be construed as a limitation upon Landlord’s right to invoke any other remedy available under this Lease or at law or equity for breach of this Lease, or to collect the full amount of damages owing by Tenant on account of such breach. If, by reason of Tenant’s default under this Lease, Landlord terminates this Lease at any time or reenters the Premises, Landlord may, at its option, either retain the Proceeds of the Letter of Credit as liquidated damages (applying against the damages which it suffers but without waiving its rights to recovery of additional damages to which it may be entitled) or apply it to the monthly installments of Base Rent and other amounts payable under this Lease hereunder in inverse order of accrual.

The Letter of Credit shall be issued to Landlord, shall be unconditional (i.e., without requirements or conditions for presentation, honor or payment), except as expressly provided for below, and shall be irrevocable during it’s stated term. The Letter of Credit may state or require that, at the time that Landlord presents the Letter of Credit for payment, such presentation shall be accompanied by a written statement executed by any person purporting to be an authorized officer of the general partner of Landlord as follows:

“This shall certify that a default by Tenant in the payment of rent has occurred and is continuing under that certain Lease dated                              by and between Saul Holdings Limited Partnership, as Landlord, and Panacos Pharmaceuticals, Inc., as Tenant. Any notice or notices of default required by such Lease have been given by Landlord to Tenant and Tenant has not cured within any period for cure provided for in the Lease. Based upon the foregoing, Landlord hereby presents Letter of Credit No.              for payment and hereby demands that the issuer thereof draw upon such Letter of Credit and remit the proceeds of the Letter of Credit to Landlord.”

Additionally, the Letter of Credit may state or require that, at the time that Landlord presents the Letter of Credit for payment, such presentation shall be accompanied by a written statement executed by any person purporting to be an authorized officer of the general partner of Landlord as follows:

“This shall certify that a default by Tenant in the payment of rent due under that certain Lease dated                              by and between Saul Holdings Limited Partnership, as Landlord, and Panacos Pharmaceuticals, Inc., as Tenant in the amount of $                     (the “Amount Currently Due”), has occurred and is continuing under that certain Lease dated                              by and between Saul Holdings Limited Partnership, as Landlord, and Panacos Pharmaceuticals, Inc., as Tenant. Based upon the foregoing, Landlord hereby draws upon Letter of Credit No.              for payment of the Amount Currently Due and hereby demands that the issuer draw upon such Letter of Credit and remit the Amount Currently Due to Landlord.”

Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease which is not cured within any notice and cure period provided for herein, Landlord may, from time to time, without prejudice to any other remedy, draw on the Letter of Credit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant. Within five (5) days after Landlord’s notice to Tenant of a draw on the Letter of Credit, Tenant shall either restore the Letter of Credit to the previous amount or deposit with Landlord a cash Security Deposit equal to the difference between the full amount of the Letter of Credit then required and the amount

Any Letter of Credit which has an expiration date prior to the expiration date of the term of this Lease (including any Option Terms exercised by Tenant) shall also provide that Landlord may present the Letter of Credit for payment when accompanied by the following written statement:

“Tenant has failed to renew or replace the Letter of Credit prior to thirty (30) days before its expiration date, and Landlord is accordingly entitled to draw upon the Letter of Credit.”

The Letter of Credit shall also expressly state and provide that the issuer is entitled to rely on any statement in the forms provided above which purports on its face to be executed by an officer of Landlord’s General Partner, and that the issuer is not obligated to verify the authority of any such person to execute any such statement on Landlord’s behalf, nor shall the issuer be liable in any manner whatsoever if any such statement is found to have been improperly delivered by Landlord, or if such statement is delivered by a person not duly authorized to do so on Landlord’s behalf.

The Letter of Credit shall provide by its terms that, if Landlord has not notified the issuer of the occurrence of an event of default by Tenant, the amount thereof may be reduced by the sum of Twenty-five Thousand Eight Hundred Fifty-seven and No One-Hundredths Dollars ($25,857.00) (the “Security Deposit Reduction”) commencing on the first day of the fourth (4th) Lease Year of the Lease term and on the first day of each subsequent Lease Year thereafter. Notwithstanding the foregoing however, the Letter of Credit shall never be reduced below the sum of Twenty-five Thousand Eight Hundred Fifty-seven and No One-Hundredths Dollars ($25,857.00). In the event Tenant has exercised its option to receive the Landlord Contribution as set forth in Article 52 above, and Tenant has increased the amount of the Security Deposit by the amount of Tenant’s Improvement Security Deposit, Landlord and Tenant hereby agree that such Security Deposit Reduction shall be exclusive of the Tenant Improvement Security Deposit, in which event the Security Deposit shall never be reduced below the sum of One Hundred Seventy-eight Thousand Eight Hundred Fifty-seven and No One-Hundredths Dollars ($178,857.00).

In addition to all other rights available to it under applicable laws or otherwise: (a) Landlord, in conjunction with the assignment, pledge, or transfer of its interest as Landlord under the Lease, shall have the right to assign therewith Landlord’s rights in the Letter of Credit, and any assignee, pledgee, or transferee shall have the rights of Landlord hereunder with respect to the Letter of Credit so assigned, pledged, or transferred, and Landlord shall be thereafter relieved from all duties with respect to any such Letter of Credit.

In addition to the Letter of Credit to be provided by Tenant as set forth above, beginning on the Rent Commencement Date herein, Tenant shall pay to Landlord an amount equal to Fifty-six Thousand and No One-Hundredths Dollars ($56,000.00) to be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease and such amount shall be paid by Tenant in twenty-four (24) equal monthly installments of Two Thousand Three Hundred Thirty-four and No One-Hundredths Dollars ($2,334.00) each, which amounts shall be due and payable as Additional Rent on the same dates as installments of Base Rent payable during the initial term of this Lease.

54. Right of First Offer. Provided (i) Tenant is not then in default (beyond any applicable notice and cure periods) in any of its obligations under this Lease, and (ii) Landlord desires to lease (a) the Option Space (hereinafter defined) and/or (b) the Expansion Space (hereinafter defined) to any party other than the party then occupying the Option Space or the Expansion Space, Landlord agrees that, during the term of this Lease, including any Option Term, Tenant shall have the right of first offer to enter into a lease for certain other premises in the Building, consisting of (x) the area of approximately 5,307 square feet of leasable area contiguous to the Premises designated on Exhibit A-1 as “Option Space” (the “Option Space”) and/or (y) the area of approximately 4,675 square feet of leasable area located adjacent to the Premises designated on Exhibit A-2 as “Expansion Space” (the “Expansion Space”) in accordance with the terms and conditions set forth in this Article 54, as follows:

(a) Landlord shall, prior to entering into a lease for the Option Space and/or the Expansion Space send to Tenant a notice of the availability of such spaces and the terms and conditions under which Landlord proposes to lease the Option Space and/or the Expansion Space to Tenant (the “Offer Notice”).

(b) Within ten (10) business days after Tenant’s receipt of the Offer Notice, Tenant shall notify Landlord that Tenant either (i) agrees to lease the Option Space and/or the Expansion Space under the terms described in the Offer Notice, or (ii) does not desire to lease the Option Space or the Expansion Space under the terms described in the Offer Notice. A failure by Tenant to timely elect the option described in clauses (i) or (ii) above shall be deemed to be a waiver by Tenant of any further right to lease the Option Space or the Expansion Space under this Article 54.

(c) If Tenant exercises its option to lease the Option Space and/or the Expansion Space under this Article 54, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice, within ten (10) business days after Landlord submits any such lease amendment to Tenant. Said lease amendment shall provide that the following terms and conditions shall apply to the Option Space and/or the Expansion Space:

(i) Tenant agrees to accept the Option Space and/or the Expansion Space “as is” in its then existing condition and Landlord shall have no construction obligations with respect thereto, unless an allowance for renovation of the Option Space and/or Expansion Space was specified in the Offer Notice, in which event such provisions respecting such allowance shall be included in the lease amendment; and

(ii) The Base Rent for the Option Space and/or the Expansion Space shall be the then Prevailing Market Rent of comparable space within the Gaithersburg, Maryland market area.

(d) Landlord may, at its option, in lieu of a narrative description of the terms to be described in the Offer Notice, submit to Tenant a lease amendment document setting forth the terms of a proposed lease amendment, in which event Tenant’s exercise of its option to lease the Option Space and/or the Expansion Space shall be made by Tenant’s execution of such lease amendment document and its return to Landlord within the applicable time periods set forth in paragraph (b) or (c) of this Article 54. If Landlord does not submit a lease amendment document to Tenant at the time the Offer Notice or the Revised Offer Notice is given, and Tenant exercises its option to lease the Option Space and/or the Expansion Space under such terms, then Tenant shall execute a lease embodying the terms set forth in the Offer Notice within ten (10) days after Landlord submits any such lease to Tenant, as provided in paragraph (c) above.

(e) For the duration of the Lease term (including any Option Terms exercised hereunder), Tenant shall have a continuing right of first refusal to lease the Option Space and/or the Expansion Space under this Article 54 each time such Option

Space and/or Expansion Space becomes available for lease even though Tenant may have declined Landlord’s offer to lease the Option Space or the Expansion Space in accordance with this Article 54 on previous occasions.

(f) Tenant’s right to lease the Option Space and/or the Expansion Space shall be conditioned upon Tenant’s full and complete compliance with all of the terms and conditions of the Lease prior to the date of any Offer Notice or Revised Offer Notice, and Tenant’s option to lease the Option Space and/or the Expansion Space shall terminate when the term of this Lease expires or terminates.

(g) Time shall be of the essence with respect to Tenant’s right of first offer under this Article 54.

(h) Regardless of any election of Tenant to lease the Option Space and/or the Expansion Space, this Lease shall nonetheless remain in full force and effect until the expiration date provided herein.

(i) In the event Tenant exercises its option to lease the Option Space and/or Expansion Space under this Article 54, Landlord hereby agrees that upon not less than ten (10) days notice to Landlord and Tenant’s satisfaction of the Insurance requirements set forth in Article 17 hereof, Tenant shall have the right to enter upon the Option Space and/or the Expansion Space for a period of two (2) weeks prior to the Rent Commencement Date as set forth in the lease amendment for the addition of such Option Space and/or Expansion Space to the Premises for the purpose of installing Tenant’s phones, data systems, furniture and equipment, all at Tenant’s sole cost and expense. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all loss, costs, damage, expense or liability Landlord may incur arising wholly or in part from Tenant’s early entrance into the Option Space and/or the Expansion Space for the purpose of performing certain work in accordance with plans and specifications approved by Landlord to make the Option Space and/or the Expansion Space suitable for Tenant’s use in accordance with the Lease.

(j) (i) Definition: As used herein, the term “Prevailing Market Rent” means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Option Space and/or the Expansion Space would be leased in a comparable and open market, under all conditions requisite to a fair lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the lease of such space beginning on the commencement date of the lease of the Option Space and/or the Expansion Space under conditions whereby.

A.	Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

B.	Both parties are well informed or well advised, and each acting in what it considers its own best interest.

C.	A reasonable time is allowed for exposure in the open market.

D.	The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Option Space and/or the Expansion Space, as if vacant with Building standard improvements, and taking into account the annual adjustments of Base Rent, Tenant’s obligation to pay Tenant’s Pro-Rata Share of Annual Operating Costs and all existing market factors.

E.	All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Base Rent) remain in effect throughout the term.

(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this paragraph, such dispute shall be resolved in accordance with the following:

(k) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this paragraph, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker (hereinafter “broker”) who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each broker shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the broker so designated shall be the Appraisal Prevailing Market Rent. If two brokers have been designated, such two brokers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two brokers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two brokers’ determinations. If such two brokers’ determinations shall not so concur or coincide, then such two brokers shall immediately (i) designate a third broker, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two brokers shall fail to agree upon the designation of such third broker within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such broker. All arbitrators shall be licensed real estate brokers or brokers who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Gaithersburg, Maryland area. The third broker shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third broker, choose the determination of the two brokers originally selected by the parties which is the nearest to the determination such third broker would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third broker shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any broker selected by it in accordance with the provisions of this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third broker. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Prevailing Market Rent.

55. Tenant’s Right of Early Access. Upon not less than ten (10) days notice to Landlord and Tenant’s satisfaction of the Insurance requirements set forth in Article 17, Tenant shall have the right to enter upon the Premises for a period of two (2) weeks prior to the Rent Commencement Date for the purpose of installing Tenant’s phones, data systems, furniture and equipment, all at Tenant’s sole cost and expense. Tenant agrees to indemnify, defend and hold Landlord harmless from and against all loss, costs, damage, expense or liability Landlord may incur arising wholly or in part from Tenant’s early entrance into the Premises for the purpose of performing certain work in accordance with plans and specifications approved by Landlord to make the Premises suitable for Tenant’s use in accordance with the Lease.

56. Contingency. This Lease is contingent upon Landlord’s termination of an existing lease with Ventana Medical Systems, Inc. for a portion of the Premises (the “Existing Lease”) upon terms and conditions satisfactory to Landlord, in Landlord’s sole discretion. If Landlord has not on or before September 1, 2001, entered into an agreement for the termination of the Existing Lease, or otherwise terminated the Existing Lease, then either party may, as its sole and exclusive remedy, elect to terminate this Lease at any time prior to the date the Existing Lease has been terminated upon not less than ten (10) days written notice to the other party and, upon such termination, this Lease shall be null, void and of no further force or effect, and the parties shall be discharged of any further liability hereunder; provided, however, that if Landlord terminates the Existing Lease within the above described ten (10) day period, Landlord may negate Tenant’s termination of this Lease under this Article 57 by a notice delivered to Tenant, in which event this Lease shall remain in full force and effect.

57. Option to Renew.

(a) Tenant shall have the option to renew the term of this Lease for one (1) additional period of five (5) years (the “Option Term”) following the expiration of the initial lease term provided that this lease is in full force and effect, the Tenant shall be in possession and occupying the Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant’s intention to renew the term at least nine (9) months but not more than twelve (12) months prior to the expiration of the then applicable term of the lease. The Option Term shall be of the same terms, covenants and conditions as the original lease except Base Rent for the Option Term shall be the then Prevailing Market Rent of comparable space within the Gaithersburg, Maryland market area.

(i) Within fifteen (15) business days after receipt of Tenant’s notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord’s estimate of Prevailing Market Rent. If Tenant disagrees with Landlord’s estimate of Prevailing Market Rent, Tenant may rescind such renewal notice thereby terminating its right of renewal provided by this lease, or Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b)(ii)(a) of this Article 57 shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to either rescind its renewal notice or to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord’s estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

(b) (i) Definition: As used herein, the term “Prevailing Market Rent” means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Premises would be leased in a comparable and open market, under all conditions requisite to a fair lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the lease of such space beginning on the commencement date of the lease of the Premises under conditions whereby:

A.	Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

B.	Both parties are well informed or well advised, and each acting in what it considers its own best interest.

C.	A reasonable time is allowed for exposure in the open market.

D.	The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Premises, as if vacant with Building standard improvements, and taking into account the annual adjustments of Base Rent, Tenant’s obligation to pay Tenant’s Pro-Rata Share of Annual Operating Costs and all existing market factors.

E.	All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Base Rent) remain in effect throughout the term.

(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this paragraph, such dispute shall be resolved in accordance with the following:

(c) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this paragraph, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker (hereinafter “broker”) who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each broker shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the broker so designated shall be the Appraisal Prevailing Market Rent. If two brokers have been designated, such two brokers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two brokers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two brokers’ determinations. If such two brokers’ determinations shall not so concur or coincide, then such two brokers shall immediately (i) designate a third broker, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two brokers shall fail to agree upon the designation of such third broker within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such broker. All arbitrators shall be licensed real estate brokers or brokers who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Gaithersburg, Maryland area. The third broker shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third broker, choose the determination of the two brokers originally selected by the parties which is the nearest to the determination such third broker would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third broker shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any broker selected by it in accordance with the provisions of this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third broker. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Prevailing Market Rent.

However, in no event shall the Base Rent for the first Lease Year of the Option Term be less than the then Base Rent for the last Lease Year of the initial Lease multiplied by one hundred three percent (103%).

58. Right to Terminate. Provided that Tenant is not in default of any of the terms, conditions, obligations or provisions of this Lease (either on the date the option provided for herein is exercised or on the expiration of the eighty fourth (84th) month of the lease term), Tenant shall have the right to terminate this Lease on the last day of the eighty-fourth (84th) month by giving Landlord two hundred twenty (220) days advance written notice of its intention to terminate this Lease. To be effective, Tenant’s notice of termination shall be accompanied by (i) Tenant’s check (subject to collection) payable to Landlord’s order in the amount of Fifty-seven Thousand Five Hundred Twenty-six and 88/100 Dollars ($57,526.88) (the “Termination Fee”) as reimbursement to Landlord for brokers commissions paid in connection with this Lease and Landlord’s unamortized cost of constructing the Premises in accordance with Exhibit C of this Lease. In the event Tenant shall fail to give written notice to the Landlord of its election to so terminate this Lease as provided for in the preceding sentence and/or pay the Termination Fee, time being of the essence, then Tenant shall no longer have the right to terminate this Lease and the provisions of this Article 58 shall be void and of no further force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

ATTEST/WITNESS:	LANDLORD:	SAUL HOLDINGS LIMITED PARTNERSHIP
By: Saul Centers, Inc., General Partner

/s/ CHERYL C. SNYDER	By:	/s/ PHILIP D. CARACI	(SEAL)
Cheryl C. Snyder	Printed Name:	Philip D. Caraci
Assistant Secretary	Title:	President

ATTEST/WITNESS:	TENANT:	PANACOS PHARMACEUTICALS, INC.

/s/ TWILA J. YOUNG	By:	/s/ GRAHAM ALLAWAY	(SEAL)
Twila J. Young	Printed Name:	Dr. Graham Allaway
Assistant Secretary	Title:	President

For Panacos Pharmaceuticals, Inc.	Tenant’s Tax Identification or Social Security Number:
(Corporate Seal)	06-1560209

SECRETARY’S CERTIFICATE

I, Twila J. Young, Secretary of PANACOS PHARMACEUTICALS, INC., a Delaware Corporation do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of said resolution:

RESOLVED: That Dr. Graham Allaway, President of the Corporation, shall be, and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Lease by and between Saul Holdings Limited Partnership, as Landlord, and Panacos Pharmaceuticals, Inc., as Tenant, for those certain premises located in the Avenel Business Park, Phase II as well as any and all related documents, in order to expeditiously provide for the leasing of such premises, and, in so doing, to make any and all changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

	By:	Twila J. Young, Assistant Secretary of Panacos Pharmaceuticals, Inc., a Delaware corporation

(Corporate Seal)	Date: June 28, 2001

EXHIBIT A

PREMISES

CSX RAIL ROAD
LOT 5, BLOCK B
#217
LOT 4, BLOCK B
#213
#211
#209
LOT 9, BLOCK
#207A
LOT 8, BLOCK B
PERRY
#207
LOT 7, BLOCK B
#205
LOT 6, BLOCK A
#220
LOT 6, BLOCK A
#212
#210
LOT 7, BLOCK A
#202
SWM
FACILITY
PARKWAY
#203
#201
LOT 6, BLOCK B
#200
WASHINGTON NATIONAL PIKE -Md. Rte. 270
Md. Rte. 117
West Diamond Avenue
N
VICINITY MAP
AVENEL BUSINESS PARK
GAITHERSBURG, MARYLAND
Engineers • Planners • Surveyors

Diagram of Avenel Business Park, Gaithersburg, Maryland

EXHIBIT A-1

OPTION SPACE

CSX RAIL ROAD
LOT 5, BLOCK B
#217
LOT 4, BLOCK B
#213
#211
#209
LOT 9, BLOCK B
#207A
LOT 8, BLOCK B
#207
LOT 7, BLOCK B
#205
PERRY
LOT 8, BLOCK A
#220
LOT 8, BLOCK A
#212
#210
LOT 7, BLOCK A
#202
SWM FACILITY
PARKWAY
#203
#201
LOT 6, BLOCK B
#200
N
WASHINGTON NATIONAL PIKE -Md. Rte. 270
Md. Rte. 117
West Diamond Avenue
VICINITY MAP
AVENEL BUSINESS PARK
GAITHERSBURG, MARYLAND
Engineers • Planners • Surveyors

Diagram of Avenel Business Park, Gaithersburg, Maryland

EXHIBIT A-2

EXPANSION SPACE

CSX RAIL ROAD
LOT 5, BLOCK B
#217
LOT 4, BLOCK B
#213
#211
#209
LOT 9, BLOCK
#207A
LOT 8, BLOCK B
#207
LOT 7, BLOCK B
#205
PERRY
LOT 8, BLOCK A
#220
LOT 6, BLOCK A
#212
#210
LOT 7, BLOCK A
#202
SWM FACILITY
PARKWAY
#203
#201
LOT 6, BLOCK B
#200
WASHINGTON NATIONAL PIKE -Md. Rte. 270
Md. Rte. 117
West Diamond Avenue
N
AVENEL BUSINESS PARK
GAITHERSBURG, MARYLAND
Engineers • Planners • Surveyors
VICINITY MAP

Diagram of Avenel Business Park, Gaithersburg, Maryland

EXHIBIT B

RULES AND REGULATIONS

1.	No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except of such order, size and style, and at such places as shall be designated by Landlord. All signs will be supplied for tenants by Landlord, the cost of the signs to be charged to and paid for tenants.

2.	The sidewalks and entry passages shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenants. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenant who, or whose clerks, agents, invitees, or servants shall cause it.

3.	No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows, doors or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building.

4.	It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, except to the extent otherwise set forth in the Lease.

5.	No animals shall be allowed in the office, halls, corridors, or elsewhere in the Building.

6.	All tenants and occupants shall observe strict care not to leave their doors open when it rains or snows, and for any fault or carelessness in this respect shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness. No alterations shall be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any connection made to the electric wires or electric fixtures, or plumbing lines nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.

7.	Not more than two keys for each office will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord, all keys to doors in the Building.

8.	Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles.

9.	The tenant shall not (without the Landlord’s prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises (other than microwave ovens), or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.

10.	If tenants desire blinds or window covering, other than those provided by Landlord, if any, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord’s prior consent and at the expense of said tenants. No awnings shall be placed on said Building.

11.	Landlord reserves all vending rights. Request for such service will be made to Landlord. Notwithstanding the foregoing, Landlord shall allow Tenant to install and operate (within the Premises) vending machines for employee consumption. Total operation, income and expense of said vending machines shall be Tenant’s responsibility.

12.	Except for the storage of trash or rubbish in dumpsters provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.

13.	Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the Property. Landlord in all cases retains the power to designate “No Parking” zones, traffic right of ways, and general parking area procedures.

14.	Tenant shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the truck access road provided for such use and park only in designated loading areas.

15.	Unless otherwise agreed upon, in writing, Landlord will arrange and contract for all heating, ventilating and air conditioning maintenance and repairs.

16.	Unless otherwise approved by Landlord, in writing, neither Tenant, nor Tenant’s agents, invitees, or contractors shall be permitted access to the roof of the Building.

17.	The Landlord reserves the right to make such other rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of order therein.

18.	Violation of these rules, or any amendments thereof or additions thereto, shall constitute a default under the Lease, unless timely cured in accordance with the provisions thereof.

In the event of any conflict between the provisions of these Rules and Regulations and the provisions of the Lease to which these Rules and Regulations are attached, the provisions of the Lease shall control.

EXHIBIT C

LANDLORD’S WORK

[Intentionally Left Blank]